UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2021 (January 19, 2021)

BLACK DIAMOND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39200	81-4254660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street, 10th Floor
Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-252-0848

139 Main Street

Cambridge, MA 02142

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BDTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dr. Kapil Dhingra as Director

On January 19, 2021, upon the recommendation of its Compensation, Nomination and Corporate Governance Committee, the Board of Directors (the “Board”) of Black Diamond Therapeutics, Inc. (the “Company”) appointed Kapil Dhingra to serve on the Board as a Class III director to hold office until the Company’s annual meeting of stockholders in 2023 or until his earlier death, resignation or removal.

In connection with Dr. Dhingra’s appointment to the Board, the Board considered Dr. Dhingra’s existing relationship with the Company, including his ongoing consulting agreement described below, and determined that Dr. Dhingra is not independent under the listing standards of the Nasdaq Stock Market LLC. Dr. Dhingra was not appointed to serve on any committees at this time.

As a non-employee director, Dr. Dhingra will receive compensation, including an initial equity award for his Board service in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy. There are no arrangements or understandings between Dr. Dhingra and any other persons pursuant to which he was selected as a director. In addition, Dr. Dhingra will enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

Consulting Agreement with KAPital Consulting, LLC

The Company entered into a consulting agreement with KAPital Consulting, LLC (“KAPital”), dated as of July 1, 2017, as amended on January 1, 2020 (as amended, the “Consulting Agreement”), pursuant to which Dr. Dhingra, as the Managing Member of KAPital, provides certain consulting, advisory and other mutually agreed upon services to the Company from time to time, not to exceed eight (8) days per year. Dr. Dhingra is entitled to receive an annual retainer of $50,000, to be paid in equal quarterly installments and prorated for any partial period, in connection with the services provided pursuant to the Consulting Agreement. Following an initial two-year term, the Consulting Agreement may be automatically renewed for successive one-year periods, unless either party provides written notice to the other at least ninety (90) days prior to the end of the then-current one-year period that such party declines to renew the Consulting Agreement. The Consulting Agreement contains other customary terms and conditions.

On January 20, 2021, the Company issued a press release announcing Dr. Dhingra’s appointment to the Board. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Black Diamond Therapeutics, Inc. on January 20, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Diamond Therapeutics, Inc.

Date: January 20, 2021	By:	/s/ Thomas Leggett
Thomas Leggett
Chief Financial Officer and Principal Financial Officer